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                                                                   EXHIBIT 10.65

     AMENDMENT #5 TO THE LICENSED SYSTEM ADDENDUM #4 DATED FEBRUARY 1, 2002

This Amendment #5 ("Amendment #5") to Licensed System Addendum #4 dated February 1, 2002 ("LSA #4") is entered into effective as of September 1, 2003 ("Effective Date") by and between OKI DATA Corporation, a Japanese corporation, with principal offices at 4-11-22, Shibaura, Minato-ku, Tokyo 108-8551, Japan (hereinafter "OKI") and Peerless Systems Imaging Products, Inc., a Washington corporation, with principal offices at 20415 72nd Ave. S., Suite 400, Kent, WA 98032 USA (hereinafter "PSIP"), pursuant to the provisions of Section 18.2 of the Master Technology License Agreement dated October 15, 1999, between those parties (hereinafter the "Original Agreement").

WHEREAS, PSIP issued an additional Block License against the products licensed in Paragraph 2.1 a) of LSA #4 and the Authorized OKI Devices based on the PX 711/713 controller in LSA #4, as amended by Amendment #1 to LSA #4 dated April 22, 2002 ("Amendment #1"), Amendment #2 to, LSA #4 dated May 15, 2002 ("Amendment #2"), Amendment #3 to LSA #4 dated May 31, 2002 ("Amendment #3"), and Amendment #4 to LSA #4 dated September 1, 2002 ("Amendment #4");

WHEREAS, OKI wishes to obtain and PSIP wishes to grant an additional Block License;

NOW THEREFORE, OM and PSIP hereto agree as follows as of the Effective Date:

1. In exchange for payment of the Block License fee set out below from OKI to PSIP, PSIP hereby grants to OKI an additional block license in the amount of U.S. $* (* U.S. dollars) for the Authorized OKI Devices identified in LSA #4, as amended.

2. In exchange for the additional block license granted by PSIP to OKI, OKI shall make two payments to PSIP totaling U.S. $* (* U.S. dollars). The first payment in the amount of U.S. $* (* U.S. dollars) shall be due and payable upon execution of this Amendment #5 but no later than October 28, 2003; and the second payment in the amount of U.S. $* (* U.S. dollars) shall be due and payable no later than January 28, 2004. All payments made hereunder are non-refundable, non-creditable, and non-transferable. Notwithstanding any other provision in the Original Agreement, all LSAs and amendments thereunder, OKI shall have no right of offset with respect to the payments due and payable hereunder; and failure to make such payments on or before the dates set out above shall constitute a material breach of the Original Agreement, all LSAs and amendments thereunder, and termination of all licenses granted to OKI therein.

3. The Per Unit License Fees stated in Schedule 2 of LSA #4 shall apply until the total earned Per Unit License Fee credited under the Block License equals U.S. $* (* U.S. dollars) and shall thereafter revert to the Per Unit License Fees as set out in the Original Agreement. This U.S. $* (* U.S. dollars) amount represents the total amount of the following Block Licenses: 1) the original Block License purchased under LSA #4 in the

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by an asterisk (*). A complete version of this document has been filed separately with the Securities and Exchange Commission.
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amount of U.S. $* (* U.S. dollars); 2) the Block License purchased under
Amendment #2 in the amount of U.S. $* (* U.S. dollars); 3) the Block License purchased under Amendment #4 in the amount of U.S.$ * (*U.S. dollars); and 4) the Block License purchased under this Amendment #5 in the amount of U.S.$ * (* U.S. dollars).

4. For any Authorized OKI Devices shipped under the Block License granted in this Amendment #5, the following Table #4 shall be used in lieu of the Table #4 in Section 2.2 of Schedule 2 to LSA #4:

                 Table #4 - Basic Pricing Table - Block License
                                        *

5. For any Authorized OKI Devices with a resolution @1200 dpi shipped under the Block License granted in this Amendment #5, the following Table #5 shall be used in lieu of the Table #5 in Section 2.2 of Schedule 2 to LSA #4:

                             Table #5 - *

List Price of Authorized OKI Device     Price Per Font in U.S. $
in Japanese Yen
                  *                                    *


6. Except as expressly provided herein, all the terms and conditions of the Original Agreement, LSA #4, Amendment #1, Amendment #2, Amendment #3, and Amendment #4 shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, executed this Amendment #5 as of the Effective Date.

OKIDATA CORPORATION                           PEERLESS SYSTEMS IMAGING
                                              PRODUCTS, INC.

By: /s/ MINORU MITZUTANI                      By: /s/ WILLIAM NEIL
Name:   Minoru Mitzutani                      Name:   William Neil
Title:  Divisional General Manager            Title:  Vice President of Finance
        NIP Business Division                         & CFO

Date:   October 24, 2003                       Date:  October 23, 2003

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by an asterisk (*). A complete version of this document has been filed separately with the Securities and Exchange Commission.